Exhibit 5.1

Our File No.:	58123V-320796
Date:	March 18, 2026

ProMIS Neurosciences Inc. Suite 200, 1920 Yonge Street Toronto, Ontario M4S 3E2 Attention: Board of Directors
Re:	ProMIS Neurosciences Inc. Resale Registration Statement on Form S-3

We have acted as Ontario legal counsel to ProMIS Neurosciences Inc. (the “Corporation”) with respect to certain legal matters in connection with the registration statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the U.S Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Corporation under the Securities Act of the resale from time to time by the selling shareholders identified in the Registration Statement (the “Selling Securityholders”) of an aggregate of 13,830,592 common shares, no par value (the “Common Shares”), of the Corporation comprised of:

(a)	6,815,296 Common Shares (the “Offered Shares”), issued pursuant to a securities purchase agreement dated as of January 29, 2026 between the Corporation and the Selling Securityholders party thereto (the “Securities Purchase Agreement”), in connection with a private placement offering (the “Private Placement Offering”);
(b)	6,915,296 Common Shares (the “Warrant Shares”) issuable immediately upon the exercise of 6,915,296 Common Share purchase warrants (the “Warrants”) at an exercise price of US$14.40 per Warrant, issued pursuant to the Securities Purchase Agreement, in connection with the Private Placement Offering, which are exercisable immediately and will expire upon the earlier of (i) within 60 days of the Milestone Event or (ii) February 3, 2031; and
(c)	100,000 Common Shares (the “Pre-Funded Warrant Shares”) issuable immediately upon the exercise of 100,000 Common Share purchase pre-funded warrants (the “Pre-Funded Warrants”) issued pursuant to the Securities Purchase Agreement, in connection with the Private Placement Offering. Each Pre-Funded Warrant has an exercise price of US$0.0001 and expires once exercised.

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March 18, 2026

The Offered Shares, Warrant Shares, and Pre-Funded Warrant Shares, are being registered pursuant to the Registration Rights Agreement dated January 29, 2026,, entered into between the Corporation and the Selling Securityholders (the “Registration Rights Agreements”), pursuant to which the Corporation is required to prepare and file a registration statement with the Commission under the Securities Act, covering the resale of the Offered Shares, Warrant Shares, and Pre-Funded Warrant Shares, issued to the Selling Securityholders under the Securities Purchase Agreement.

All capitalized terms not defined in this opinion have the meaning attributable to them in the Registration Statemen

Scope of Review and Reliances

For the purpose of rendering our opinions expressed below, we have examined and relied upon copies of the following documents:

(a)	the Securities Purchase Agreement;
(b)	the Registration Rights Agreement;
(c)	the Registration Statement and the exhibits thereto;
(d)	the articles and bylaws of the Corporation in effect as of the date hereof (the “Constating Documents”);
(e)	the forms of certificates representing the Warrants (the “Warrant Certificate”) and the Pre-Funded Warrants (the “Pre-Funded Warrant Certificate”);;
(f)	a certificate of the Chief Executive Officer of the Corporation as to certain factual matters relating to the Private Placements dated the date hereof (the “Officer’s Certificate”); and
(g)	such other documents as we have deemed relevant.

We have relied exclusively upon the certificates, documents and records referred to above with respect to the accuracy of the factual matters contained therein and we have not performed any independent investigation or verification of such factual matters.

We have considered such questions of law, made such investigations and examined and relied upon such originals, facsimiles or copies, certified or otherwise identified to our satisfaction, of such additional public and corporate records, records of corporate proceedings, certificates and other documents as we have considered relevant or necessary in order to render our opinions expressed herein.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(a)	We are solicitors qualified to practice law in the Province of Ontario. This opinion is limited to the laws of the Province of Ontario, including all applicable provisions of the Business Corporations Act (Ontario) (the “OBCA”) and the federal laws of Canada applicable in Ontario, in each case as in effect on the date hereof. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Corporation. In particular, we express no opinion as to United States federal securities laws. We have no responsibility and assume no responsibility to advise you of any changes to applicable laws or any changes involving the Corporation after the date hereof;
(b)We have assumed: (i) the genuineness of all signatures on documents examined by us, including electronic signatures; (ii) the legal capacity of the officers of the Corporation; (iii)

March 18, 2026

the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; and (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect;
(c)We have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made and will continue to be true and correct;
(d)We have assumed at the time of issuance of any Warrant Shares or Pre-Funded Warrant Shares by the Corporation will be validly existing under the OBCA and will have the necessary corporate power for such issuance; and
(e)We have assumed at the time of issuance of any Warrant Shares or Pre-Funded Warrant Shares, the Constating Documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered in such a matter to prohibit such issuance and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof.

Opinions

Based and relying on the foregoing, we are of the opinion that:

1.	The 6,815,296 Offered Shares have been duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.
2.	The issuance of the 6,915,296 Warrant Shares upon due exercise of the Warrants has been duly authorized by the Corporation and upon exercise of such Warrants in accordance with the terms of the Warrant Certificate, including full payment of the exercise price per Warrant Share purchased, the Warrant Shares will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.
3.	The issuance of the 100,000 Pre-Funded Warrant Shares upon due exercise of the Pre-Funded Warrants has been duly authorized by the Corporation and upon exercise of such Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrant Certificates, including full payment of the exercise price per Pre-Funded Warrant Share purchased, the Pre-Funded Warrant Shares will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

Our opinions are rendered solely for the benefit of the addressees, are being delivered in connection with the transactions described herein and may not be relied upon by any other person or in connection with any other transaction, quoted from or referred to in any other documents, or furnished (either in its original form or by copy) to any other person without our prior written consent.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours Truly,

“McMillan LLP”